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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                         March 5, 1998 (March 4, 1998)




                      Laidlaw Environmental Services, Inc.
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               (Exact name of Company as specified in its charter)


Delaware                             1-8368                         51-0228924
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(State or other                    (Commission                   (IRS Employer
jurisdiction                      File Number)                  Identification
of incorporation)                                                      Number)



     1301 Gervais Street, Suite 300, Columbia, South Carolina     29201
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           (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (803) 933-4200


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ITEM 5.  OTHER EVENTS

         On March 4, 1998 Laidlaw Environmental Services, Inc. ("LESI") (NYSE:LLE) announced the exchange ratio for purposes of its offer for Safety-Kleen Corp. ("SK") (NYSE:SK). Note that the announcement contains statements regarding LESI's opinion regarding the greater value of LESI's offer to purchase SK stock as compared to the Buyout proposal. The full text of the announcement is reproduced below.

FOR IMMEDIATE RELEASE

Contact: Kenneth W. Winger
         President and Chief Executive Officer

         Paul R. Humphreys
         Senior Vice President, Finance and Chief Financial Officer
         (803) 933-4210


                 LAIDLAW ENVIRONMENTAL ANNOUNCES EXCHANGE RATIO

Columbia, SC (March 4, 1998) - Laidlaw Environmental Services, Inc. (NYSE:LLE) said today that the exchange ratio for purposes of its offer for Safety-Kleen Corp. (NYSE:SK), which is currently scheduled to expire at 12:00 Midnight, New York City time, on March 9, 1998, will be 2.70232 LLE common shares for each SK common share validly tendered and not withdrawn, in addition to the $18.00 per SK share SK holders will be entitled to receive in cash. Should the LLE offer be extended, the exchange ratio will be recalculated as described in the Amended Prospectus. As of March 4, 1998, approximately 18.6 million shares of SK common stock (approximately 31.4% of the outstanding) have been tendered into the Laidlaw Environmental offer; these SK shareholders can also vote in favor of the Buyout Merger.

         Commenting on the announcement, Mr. Kenneth W. Winger, president and chief executive officer, said:

         "Based upon today's closing price for LLE common shares of $4.563, our offer to Safety-Kleen shareholders represents total value of $30.33, a 12.3% premium over the Philip Group merger proposal offer of $27.00. We are confident if the roadblocks are removed, Safety-Kleen shareholders will embrace our offer and its superior value. If Safety-Kleen's Board of Directors continues to oppose our offer, we will take all of the actions necessary to allow Safety-Kleen shareholders access to this valuable opportunity."

         Laidlaw Environmental Services, Inc., headquartered in Columbia, South Carolina, supplies hazardous and industrial waste management services to industry and government across North America. The Company provides customers with local service from more than 100 locations in the United States and Canada.

                                      -END-


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      LAIDLAW ENVIRONMENTAL SERVICES, INC.



Date: March 5, 1998                   By: /s/ Kenneth W. Winger
                                          -----------------------------
                                          Kenneth W. Winger, President
                                          and Chief Executive Officer